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                                                                  EXHIBIT 10.17


                        THIRD AMENDMENT TO LOAN AGREEMENT

         THIS THIRD AMENDMENT TO LOAN AGREEMENT ("Amendment") is made as of March 31, 2000, by and between U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Lender") and QUALMARK CORPORATION, a Colorado corporation ("Borrower").

                                    RECITALS:

         A. Lender made a revolving loan to Borrower, as evidenced by that certain Promissory Note dated December 22, 1998 made by Borrower payable to Lender in the original principle amount of $3,000,000 (the "Original Revolving Note"), as amended and supplemented by that certain Modification/Extension Agreement effective as of August 23, 1999 between Lender and Borrower (the "Amendment to Revolving Note"). Pursuant to the Amendment to Revolving Note, the principal amount of the Original Revolving Note was reduced to $2,000,000. The Original Revolving Note, as amended and supplemented by the Amendment to Revolving Note, is hereinafter called the "Revolving Note".

         B. Lender made a term loan to Borrower, as evidenced by that certain Promissory Note dated December 22, 1998 made by Borrower payable to Lender in the original principle amount of $2,000,000 (the "Original Term Note"), as amended and supplemented by that certain Modification/Extension Agreement effective as of August 23, 1999 between Lender and Borrower (the Amendment to Term Note"). Pursuant to the Amendment to Term Note, the principle amount of the Original Term Note was reduced to $1,261,017.47. The Original Term Note, as amended and supplemented by the Amendment to Term Note, is hereinafter called the "Term Note."

         C. The Revolving Note and the Term Note (collectively, the "Notes") are subject to the provisions of that certain Revolving Credit and Term Loan Agreement dated as of December 22, 1998 between Borrower and Lender, as amended by (i) a Waiver and Amendment to Loan Agreement dated as of March 15, 1999, and
(ii) a Second Amendment to Loan Agreement dated as of August 23, 1999 (as so amended, the "Loan Agreement").

         D. All obligations of the Borrower to Lender are secured by a security interest in (among other collateral) the Borrower's inventory, equipment, rights to payment and general intangibles pursuant to a Borrower's Security Agreement between Borrower and Lender and the Addendum thereto, each dated December 22, 1998 ( The Security Agreement"), and that security interest has been properly perfected. In addition, Borrower specifically assigned six (6) trademarks and ten (10) patents pursuant to an Assignment of Security Interest in United States Trademarks and Patents (the "Assignment," and collectively with the Security Agreement, the "Security Documents")

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dated as of December 22, 1998 between Borrower, as assignor, and Lender, as assignee. The Assignment was properly recorded with the United States Patent and Trademark Office effective on January 14, 1999.

         E. Borrower and Lender desire to amend the Loan Agreement, as specifically hereinafter set forth.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing recitals, the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Incorporation of Recitals. The foregoing recitals are hereby incorporated herein and made a part hereof.

         2. Confirmation of Indebtedness. The outstanding principal balance under the Revolving Note as of March 29, 2000 is $1,500,000. The outstanding principal balance under the Term Note as of March 29, 2000 is $1,111,017.47. Interest has and continues to accrue under the Notes in accordance with the terms thereof.

         3. Limited Waiver. Subject to the Borrower's agreement hereto, Lender hereby waives any default which has occurred by reason of Borrower's failure to comply with the EBITDA covenant set forth in section 5.09(b)(i) of the Loan Agreement as of December 31, 1999.

         4. Amendment to Loan Agreement. Section 5.09 is deleted in its entirety and replaced with the following:

             5.09 Financial Condition. Maintain the financial condition of Borrower, determined in accordance with GAAP, so that it meets the following requirements all determined on a quarterly basis as of the end of each fiscal quarter and, where indicated, for the preceding or trailing 12 month period (the "TTMP"):

                   (a) Commencing with the quarter ending December 31, 1998 through the quarter ending March 31, 1999 and then again commencing with the quarter ending December 31, 2000 and thereafter:

                         i. Borrower's ratio of EBITDA to interest expense will be not less than 2.00:1 for the TTMP;

                         ii. Borrower's ratio of Free Cash Flow to Debt Service will be not less than 1.15:1 for the TTMP; and



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                         iii. Borrower's ratio of Debt as of the end of such
                              fiscal quarter to EBITDA for the TTMP will be not more than 3.00:1.

                   (b) Commencing with the quarter ending December 31, 1998 through the quarter ending March 31, 1999 and then again commencing with the quarter ending June 30, 2000 and thereafter:

                         i. Borrower's Tangible Net Worth will be not less than $3,500,000 as of the end of each fiscal quarter.

                   (c) Commencing with the quarter ending June 30, 1999 and continuing through the quarter ending December 31, 2000:

                         i. Borrower's EBITDA will not be negative more than $975,000 at 6/30/99 and will not be less that $75,000 at 9/30/99, $725,000 at 12/31/99, $75,000 at 3/1/00, $500,000 at 6/30/00 and 9/30/00, and
                              $750,000 at 12/31/00; and

                         ii. Borrower's Quick Ratio will be not less than 1.25:1 as of the end of each fiscal quarter.

                   For purposes hereof "Free Cash Flow" means EBITDA less cash taxes, cash capital expenditures and cash dividends: "Debt Service" means interest expense plus all mandatory principal payments on Debt; "Tangible Net Worth" means stockholders' equity less intangible assets; and "Quick Ratio" means the ratio of current assets less inventory to current liabilities, all as determined in accordance with GAAP.

5. General Release. Borrower, for and on behalf of itself and its legal representatives, heirs, successors and assigns, does hereby waive, release, relinquish and forever discharge Lender and its past and present directors, officers, agents, employees, parents, subsidiaries, affiliates, insurers, attorneys, representatives and assigns, and each and all thereof (collectively, the "Released Parties"), of and from any and all manner of action or causes of action, suits, claims, demands, judgements, damages, levies, and the execution of whatsoever kind, nature and/or description arising on or before the date hereof, including, without limitation, any claims, losses, costs or damages, including compensatory and punitive damages, in each case whether known or unknown, liquidated or unliquidated, fixed or contingent, direct or indirect, which Borrower, or its legal representatives, heirs, successors or assigns, ever had or now has or may claim to have against any of the Released Parties, with respect to any matter whatsoever, including,

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without limitation, this Amendment and any other instruments and agreements executed by Borrower in connection herewith, arising on or before the date hereof.

         6. Effect of Amendment; Representations and Warranties; Nonwaiver. Lender and Borrower agree that the Loan Agreement, as amended by this Amendment, the Notes and the Security Documents remain in full force and effect. Borrower represents and warrants that it has the power and legal right and authority to enter into this Amendment, and that neither this Amendment, nor the agreements contained herein, contravene or constitute a default under any agreement, instrument or indenture to which Borrower is a party or signatory, or, to the best knowledge of Borrower, any other agreement or requirement of law. Borrower represents and warrants that no consent, approval or authorization of or registration of declaration with any party, including but not limited to any governmental authority, is required in connection with the execution and delivery by Borrower of this Amendment, or the performance of its obligations herein described.

         7. Ratification of Notes, Loan Agreement and Security Documents. All of the terms, conditions, provisions, agreements, requirements, promises obligations, duties, covenants and representations under the Loan Agreement, as amended by this Amendment, the Notes and the Security Documents are hereby ratified and affirmed in all respects by Borrower. Borrower further represents and warrants that the Security Documents continue to secure the obligations of Borrower under the Notes.

         8. Further Assurances. The Borrower shall promptly correct any defect or error that may be discovered in any Security Document or in the execution, acknowledgement or recordation thereof. Promptly upon request by the Lender, the Borrower also shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as Lender may reasonably require from time to time in order: (a) to carry out more effectively the purposes of the Security Documents; (b) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Security Documents; (c) to grant the Lender, to secure the Notes, a perfected lien in any intellectual property or other assets owned by the Borrower, and (d) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto Lender the rights granted now or hereafter intended to be granted to Lender under any Security Document or under any other instrument executed in connection with any Security Document or that the Borrower may be or become bound to convey, mortgage or assign to Lender in order to carry out the intention or facilitate the performance of the provisions of any Security Document. The Borrower shall furnish evidence satisfactory to Lender of every such recording, filing or registration.


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         9. Merger and Integration, Superseding Effect. This Amendment embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes and has merged into it all prior and written agreements in the same subjects by and between the parties hereto with the effect that this Amendment shall control.

         10. Counterparts. This Amendment may be executed in different counterparts with the same Effect as if the signatures thereon were in the same instrument, and will be effective upon delivery of all such counterparts to Lender.

         11. Governing Law. THE LAWS OF THE STATE OF COLORADO GOVERN THIS AMENDMENT.

         12. Advice of Counsel. Borrower acknowledges and agrees that it has received the advice of independent counsel selected by it, or the opportunity to obtain such advice, before entering into this Amendment and any other instruments and agreements executed by Borrower in connection herewith, and has not relied upon Lender or any of its officers, directors, employees, agents or attorneys concerning any aspect of the transactions contemplated by this Amendment or any of the other said instruments and agreements.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date and year first above written.

                                      QUALMARK CORPORATION

                                      By /s/ Vernon W. Settle
                                         --------------------
                                         VP of Finance and Administration
                                         --------------------------------
                                         (Print Name and Title)

                                      U.S. BANK NATIONAL ASSOCIATION


                                       By
                                          ------------------------------------
                                          Richard J. Mikos, Vice President

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